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                                                                     EXHIBIT 5.1




                                                       November 12, 1999


HEALTHEON/WebMD  Corporation
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, GA 30326

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 12, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 23,253,248 shares of Common Stock, par value $0.0001 (the "Shares"), reserved for issuance pursuant to the WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan, Director Stock Option Plan of WebMD, Inc., Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan, Sapient Health Network, Inc. 1996 Stock Incentive Plan, Greenberg News Networks, Inc. 1997 Stock Option Plan, MedE America Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, and MedE America Corporation and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan (together, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

         It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plans, legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,


                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/  WILSON SONSINI GOODRICH & ROSATI